UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10750 Columbia Pike, Silver Spring, Maryland 20901

(Address of Principal Executive Offices) (Zip Code)

(301) 592-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Choice Hotels International, Inc. (the “Corporation”) held its Annual Meeting of Stockholders on April 30, 2012 (the “Annual Meeting”). At the Annual Meeting, three proposals were submitted to, and approved by, the Corporation’s stockholders. The proposals are described in more detail in the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on March 28, 2012. The final voting results were as follows:

Proposal 1

The Corporation’s stockholders elected the following Class III directors to serve for a term ending at the 2015 Annual Meeting of Stockholders, or until their respective successors are elected and qualified. The voting results are set forth below.

	Votes For	Votes Withheld	Broker Non-Vote
Barbara T. Alexander	52,020,133	719,316	2,512,345
Stephen P. Joyce	52,603,197	136,252	2,512,345
Scott A. Renschler	52,599,494	139,955	2,512,345

Proposal 2

The Corporation’s stockholders approved an advisory vote on executive compensation. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
52,025,640	594,746	119,063	2,512,345

Proposal 3

The Corporation’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
55,146,779	68,450	36,565	0

Item 8.01.	Other Events.

The Corporation is informing shareholders who intend to have a shareholder proposal included in the Corporation’s proxy statement for the 2013 Annual Meeting that they must submit such proposal so that it is received by the Corporation’s Corporate Secretary no later than November 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2012	Choice Hotels International, Inc.

	By:	/s/ Simone Wu
	Name:	Simone Wu
	Title:	Senior Vice President, General Counsel, Secretary & Chief Compliance Officer